Exhibit 10.2

SETTLEMENT AGREEMENT AND ADEA RELEASE

This Settlement Agreement and Release of claims under the Age Discrimination in Employment Act (the “Agreement”) is by and between Dr. Benjamin Warner (“Warner”) and Icagen, Inc. (“Icagen”).

WHEREAS, Warner was formerly employed by Icagen;

WHEREAS, Warner’s employment with Icagen was terminated effective July 7, 2017 (“Separation Date”);

NOW, THEREFORE, IT IS HEREBY AGREED, by and between Warner and Icagen as follows:

1.       WAIVER & RELEASE. Except as described in Sections 1.2, below, Warner waives and releases any and all claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621, et seq. (the “ADEA”) and the Older Workers’ Benefits Protection Act (the “OWBPA”), including all amendments thereto, whether or not now known to Warner, against Icagen, and each of its past and current parents, subsidiaries, affiliates, and each of its and their respective past and current directors, officers, trustees, employees, representatives, agents, assigns, attorneys, employee benefit plans and such plans’ administrators, fiduciaries, trustees, recordkeepers and service providers (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the Effective Date of this Agreement as defined in Section 7 herein.

1.1       Unknown Claims. In waiving and releasing any and all claims against the Releasees under the ADEA and OWBPA, whether or not now known to Warner, Warner understands that this means that if Warner later discovers facts different from or in addition to those facts currently known by Warner, or believed by him to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Warner’s later discovery of such facts, even if Warner would not have agreed to this Agreement if he had prior knowledge of such facts.

1.2       Reports to Government Entities. Nothing in this Agreement restricts or prohibits Warner from initiating communications directly with, responding to any inquiries from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or from filing a claim or assisting with an investigation directly with a self-regulatory authority or a government agency or entity, including the U.S. Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General (collectively, the “Regulators”), or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. However, Warner is waiving his right to receive any individual monetary relief resulting from such claims, regardless of whether he or another party has filed them, and in the event he obtains such monetary relief Icagen will be entitled to an offset for the payments made pursuant to this Agreement and the Settlement Agreement between Icagen and Warner dated July 7, 2017, except where such limitations are prohibited as a matter of law (e.g., under the Sarbanes-Oxley Act of 2002, 18 U.S.C.A. §§ 1514A). Warner does not need the prior authorization of Icagen to engage in such communications with the Regulators, respond to such inquiries from the Regulators, provide confidential information or documents to the Regulators, or make any such reports or disclosures to the Regulators. Warner is not required to notify Icagen that he has engaged in such communications with the Regulators.

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2.       CONSIDERATION. In full consideration of Warner’s execution of this Agreement and his agreement to be legally bound by its terms, Icagen agrees to pay to Warner a one-time payment in the gross amount of one-thousand dollars ($1,000.00) within thirty (30) days of the Effective Date of this Agreement. An appropriate Form 1099 shall be issued with respect to this payment. Subject to Icagen’s obligations to withhold and pay the employer portion of payroll taxes to the applicable taxing authorities with respect to amounts payable under Section 2, Warner shall be responsible for all federal, state, and local tax liabilities that may result from the settlement and Icagen shall bear no responsibility for any such tax liabilities. Warner also agrees to indemnify and hold harmless Icagen for any possible federal, state or local tax liabilities resulting from such payment and reimburse Icagen for any taxes, interest and/or penalties assessed against Icagen for such payments.

3.       NO CONSIDERATION ABSENT EXECUTION (AND NON-REVOCATION) OF THIS AGREEMENT AND THE PARTIES’ SETTLEMENT AGREEMENT AND GENERAL RELEASE. Warner understands and agrees that his receipt of the payments specified in Section 2 above are contingent upon both (1) Warner’s execution and non-revocation of this Agreement in accordance with its terms and (2) Warner’s execution of the Parties’ Settlement Agreement and General Release, dated July 7, 2017.

4.       MEDICARE DISCLAIMER. Warner represents that he is not a Medicare Beneficiary as of the time she enters into this Agreement.

5.       NO ADMISSION. Nothing about the fact or content of this Agreement shall be considered to be or treated by Warner or Icagen as an admission of any wrongdoing, liability or violation of law by Warner or by any Releasee.

6.       ACKNOWLEDGMENT OF VOLUNTARINESS AND TIME TO REVIEW AND REVOKE. Warner acknowledges that:

a.       He has read this Agreement and understands it;

b.      He is signing this Agreement voluntarily in order to release her claims against Releasees in exchange for payment that is greater than she would otherwise have received;

c.       He was offered at least 21 calendar days to consider her choice to sign this Agreement;

d.      Icagen advised him to consult with counsel, and he did consult with counsel prior to signing this Agreement;

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e.      He knows that he can revoke this Agreement within 7 days of signing it and that the Agreement does not become effective until that 7-day period has passed. To revoke the Agreement, Warner (or his counsel) must deliver written notice of revocation to Icagen’s attorney, Michael D. Blanchard, at the contact information listed below.

f.       He agrees that changes to this Agreement before its execution, whether material or immaterial, do not restart his time to review the Agreement.

7.       EFFECTIVE DATE. Because of the 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth day after the date Warner signed it, provided that Warner did not revoke the Agreement, and until after execution of the Parties’ Settlement Agreement and General Release, dated July 7, 2017, and the fulfillment of the promises contained therein (“Effective Date”).

8.       RETURN OF AGREEMENT. Warner, or his counsel, should return this Agreement, signed by Warner, via email and Federal Express to:

Michael D. Blanchard, Esq.

Morgan, Lewis & Bockius LLP

1 Federal Street

Boston, MA 02110

Michael.blanchard@morganlewis.com

9.       JUDICIAL INTERPRETATION/MODIFICATION; SEVERABILITY. In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of Icagen and Warner in entering into this Agreement. If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.

10.      CHANGES TO AGREEMENT. No changes to this Agreement can be effective except by another written agreement signed by Warner and an authorized officer of Icagen.

11.      COMPLETE AGREEMENT. As of the Effective Date, this Agreement, together with the Parties’ Settlement Agreement and General Release, dated July 7, 2017, is the full, complete and exclusive agreement between Warner and Icagen regarding all of the subjects covered by this Agreement, and neither Warner nor Icagen is relying on any representation or promise that is not expressly stated in this Agreement.

12.     CHOICE OF LAW. The parties further agree that any dispute arising under this Agreement, or related in any way to the terms of same, shall be governed by the laws of the State of North Carolina, without regard to choice of law principles.

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13.      EXECUTION. This Agreement may be executed in counterparts by facsimile, all of which taken together shall constitute an instrument enforceable and binding upon the undersigned parties.

ICAGEN, INC.

Dated: July 7, 2017	By	/s/ Richard Cunningham
Richard Cunningham

I HAVE READ THIS AGREEMENT. I UNDERSTAND THAT I AM GIVING UP IMPORTANT RIGHTS. I UNDERSTAND THAT I HAVE UP TO 21 CALENDAR DAYS TO CONSIDER THIS AGREEMENT’S TERMS AND THAT IF I ACCEPT THE TERMS OF THE AGREEMENT BEFORE THE 21-DAY CONSIDERATION PERIOD HAS EXPIRED IT IS BECAUSE I KNOWINGLY AND VOLUNTARILY CHOOSE TO DO SO. I AM AWARE OF MY RIGHT TO CONSULT WITH AN ATTORNEY OF MY OWN CHOOSING DURING THE CONSIDERATION PERIOD AND THAT ICAGEN HAS ADVISED ME TO UNDERTAKE SUCH CONSULTATION BEFORE SIGNING THIS AGREEMENT. I UNDERSTAND THAT THE TERMS OF THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL 7 CALENDAR DAYS FOLLOWING THE DATE OF ITS EXECUTION, DURING WHICH TIME I MAY REVOKE THIS AGREEMENT. I SIGN THIS AGREEMENT FREELY AND VOLUNTARILY, WITHOUT DURESS OR COERCION.

Dated: July 7, 2017	By	/s/ Benjamin Warner
Benjamin Warner

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